FOR RELEASE ON: May 6, 2026

CONTACT:	Robert Barry
VP - Investor Relations
608-361-7530
robert.barry@regalrexnord.com

REGAL REXNORD REPORTS STRONG FIRST QUARTER 2026 FINANCIAL RESULTS

MILWAUKEE, WI - Regal Rexnord Corporation (NYSE: RRX)

1Q Highlights
•Daily Orders Up 8.5% Versus PY
•Backlog Up 6.7% Sequentially At The Enterprise Level And Up In All Segments
•AMC Orders Up Over 34% Versus PY On Broad-Based Growth, Up 28% Excluding Data Center
•IPS Orders Accelerated In Short Cycle Distribution And OEM, Net Of Headwinds In Long Cycle Projects
•Sales Of $1,479.1 Million, Up 4.3% Versus PY, Up 1.6% On An Organic Basis
•GAAP Net Income Of $64.3 Million Versus PY Of $57.5 Million, Up $6.8 Million Or 11.8% Versus PY
•Adjusted EBITDA Of $304.4 Million Versus PY Of $309.5 Million
•Diluted EPS Of $0.96, Up 11.6% Versus PY; Adjusted Diluted EPS Of $2.17, Up 0.9% Versus PY
•Re-Affirming 2026 Adjusted Earnings Per Share Guidance
•Announced Aamir Paul As Next Chief Executive Officer

CEO Louis Pinkham commented, “Our growth outlook continued to strengthen during the first quarter, with enterprise daily orders up 8.5% versus the prior year. Our AMC segment led the way, with orders up over 34%, aided by growth across all markets, but particularly in aerospace & defense, discrete automation, data center and medical. Our IPS business also saw order acceleration in its distribution business and high single digit growth in its short cycle OEM business, consistent with improving industrial macro metrics, such as the ISM. PES orders were down as expected, but less severely, as residential HVAC markets show tentative signs of normalizing. We also saw continued strength in commercial HVAC, primarily driven by data center demand. While some of the enterprise order strength is tied to improving industrial and automation markets, our growth investments are also paying off, and our cross-sell initiatives continue to contribute nicely."

"Beyond orders, the first quarter evidences solid execution by our teams. Organic sales growth was positive and margins were resilient in the face of headwinds from mix and tariffs. We also continued to make strategic growth investments where we see attractive returns. Adjusted EPS for the quarter was up versus prior year and ahead of our guidance."

"Looking forward, we are optimistic that our strong momentum on orders will continue to result in accelerating organic sales growth. We also have line of sight to higher margins and free cash flow as the year unfolds, aided by stronger volumes, improving mix, achieving margin neutrality on tariffs, and synergies."
Mr. Pinkham concluded, "Reflecting on my tenure as Regal Rexnord's CEO, I am thankful for the opportunity to have led this great organization, and extremely proud of all that our team has accomplished transforming Regal into a higher performing enterprise. I am also extremely excited about Regal Rexnord’s future under the leadership of our newly appointed CEO, Aamir Paul. By leveraging his strong commercial orientation, and a long track record driving growth through innovation and a focus on customer needs, I believe Aamir can help our team capitalize on all that we have built to accelerate profitable growth and create tremendous value for all of our key stakeholders."

Segment Performance

Segment results for the first quarter of 2026 versus the same period of the prior year are summarized below:

•Automation & Motion Control net sales were $457.1 million, an increase of 15.3%, or an increase of 12.1% on an organic basis. Growth was broad-based, but with particular strength in the data center and discrete automation markets, as well as signs of recovery in the food & beverage market. Adjusted EBITDA margin was 18.2% of net sales.

•Industrial Powertrain Solutions net sales were $648.2 million, an increase of 5.8%, or an increase of 2.8% on an organic basis. Growth was broad-based, but with particular strength in the general industrial market. Adjusted EBITDA margin was 25.0% of net sales.

•Power Efficiency Solutions net sales were $373.8 million, a decrease of 8.6%, or a decrease of 10.3% on an organic basis due to expected weakness in the residential HVAC market, which was partially offset by growth in the commercial HVAC markets in North America and Asia Pacific. Adjusted EBITDA margin was 15.8% of net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Thursday, May 7, 2026. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1-877-264-6786 (U.S. callers) or 1-412-317-5177 (international callers) and enter 1646001# when prompted. Participants on the call will include Louis Pinkham, CEO, Rob Rehard, EVP & CFO, and Rakesh Sachdev, Non-Executive Chairman of the Board.

A webcast replay will be available at the link above, and a telephone replay will be available at 1-855-669-9658 (U.S. callers) or 1-412-317-0088 (international callers), using a replay access code of 7993994#. Both replays will be accessible for three months after the earnings call.

Supplemental Materials

Supplemental materials and additional information for the quarter ended March 31, 2026 will be accessible before the conference call on May 7, 2026 on Regal Rexnord’s Investor website: https://investors.regalrexnord.com. The Company intends to disseminate important information about the Company to its investors on the Investors section of its website: https://investors.regalrexnord.com. Investors are advised to look at Regal Rexnord’s website for future important information about the Company. The content of the Company’s website is not incorporated by reference into this document or any other report or document Regal Rexnord files with the Securities and Exchange Commission.

About Regal Rexnord

Regal Rexnord’s 30,000 associates around the world help create a better tomorrow by providing sustainable solutions that power, transmit and control motion. The Company’s electric motors and air moving subsystems provide the power to create motion. A portfolio of highly engineered power transmission components and subsystems efficiently transmits motion to power industrial applications. The Company’s automation offering, comprised of controllers, drives, precision motors, and actuators, controls motion in applications ranging from factory automation to precision tools used in surgical applications.

The Company’s end markets benefit from meaningful secular demand tailwinds, and include discrete automation, food & beverage, aerospace & defense, medical, data center, energy, residential and commercial buildings, general industrial, and metals and mining.

Regal Rexnord is comprised of three operating segments: Automation & Motion Control, Industrial Powertrain Solutions, and Power Efficiency Solutions. Regal Rexnord is headquartered in Milwaukee, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, including a copy of our Sustainability Report, visit RegalRexnord.com.

Forward Looking Statements

All statements in this communication, other than those relating to historical facts, are "forward-looking statements." Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,”

“confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about expected market or macroeconomic trends, future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements in this communication include, without limitation: the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the sale of the Industrial Motors and Generators businesses in 2024 and the acquisition of Altra Industrial Motion Corp. in 2023 ("Altra Transaction") within the expected time-frames or at all and to successfully integrate Altra Industrial Motion Corp. ("Altra"); the Company's substantial indebtedness as a result of the Altra Transaction and the effects of such indebtedness on the Company's financial flexibility; the Company's ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; unanticipated operating costs, customer loss and business disruption or the Company's inability to forecast customer needs; the Company's ability to retain key executives and employees and risks associated with the transition and integration of a successor CEO; uncertainties regarding our ability to execute restructuring plans within expected costs and timing or at all; challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions; actions taken by competitors and our ability to effectively compete in the increasingly competitive global industries and markets; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; our ability to keep pace with rapidly evolving technological developments related to advances in artificial intelligence; dependence on significant customers and distributors; risks that customers may make changes and adjustments to their orders which could result in actual revenue recognized being lower or higher than disclosed order values; risks associated with climate change, including unexpected weather events in markets in which we do business, and uncertainty regarding our ability to deliver on our sustainability commitments and/or to meet related investor, customer and other third party expectations relating to our sustainability efforts and rapidly evolving sustainability regulations; changes to and uncertainty in trade policy, including tariffs on imports into the US from Canada, Mexico, China, and other countries, and retaliatory tariffs and import/export restrictions, including Chinese export restrictions on certain rare earth minerals, or other trade restrictions imposed by the US or other governments; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by ongoing geopolitical conflicts; issues and costs arising from the integration of acquired companies and businesses; prolonged declines in one or more markets, including disruptions caused by labor disputes or other labor activities, natural disasters, terrorism, acts of war, international conflicts, pandemics and political and government actions; risks associated with excess or obsolete inventory charges including related write-offs or write-downs; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, import/export regulations, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated; the Company's ability to identify and execute on future mergers and acquisitions ("M&A") opportunities or other strategic transactions; the impact of any such M&A transactions on the Company's results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; risks related to foreign currency fluctuations or changes in global commodity prices or interest rates; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving laws and regulations, including data privacy laws, labor and employment laws, environmental laws and regulations, and tax laws and regulations; risks associated with stock price volatility; and other factors that can be found in our filings with the SEC, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, adjusted gross margin, net debt, EBITDA, adjusted EBITDA, adjusted EBITDA (including synergies), interest coverage ratio, interest coverage ratio (including synergies), adjusted EBITDA margin, gross debt/adjusted EBITDA, net debt/adjusted EBITDA, net debt/adjusted EBITDA (including synergies), free cash flow, adjusted income before taxes, adjusted provision for income taxes, and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while the other non-GAAP measures disclosed are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management. This release also includes non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of this forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to predict the timing and likelihood of future restructurings and other charges. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measure is not provided.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
Net Sales	$1,479.1	$1,418.1
Cost of Sales	929.2	890.5
Gross Profit	549.9	527.6
Operating Expenses	397.2	367.9
Income from Operations	152.7	159.7
Interest Expense	80.5	90.2
Interest Income	(4.6)	(4.2)
Other Expense, Net	0.3	0.7
Income before Taxes	76.5	73.0
Provision for Income Taxes	12.2	15.5
Net Income	64.3	57.5
Less: Net Income Attributable to Noncontrolling Interests	—	0.2
Net Income Attributable to Regal Rexnord Corporation	$64.3	$57.3
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$0.97	$0.86
Assuming Dilution	$0.96	$0.86
Cash Dividends Declared Per Share	$0.35	$0.35
Weighted Average Number of Shares Outstanding:
Basic	66.5	66.3
Assuming Dilution	66.8	66.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 31, 2026	Dec 31, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$401.0	$521.7
Trade Receivables, Less Allowances of $13.3 Million and $10.5 Million as of March 31, 2026 and December 31, 2025, Respectively	577.3	524.2
Inventories	1,378.4	1,321.7
Prepaid Expenses and Other Current Assets	393.1	344.7
Total Current Assets	2,749.8	2,712.3
Net Property, Plant and Equipment	884.0	911.8
Operating Lease Assets	146.7	145.2
Goodwill	6,577.2	6,611.3
Intangible Assets, Net of Amortization	3,309.7	3,418.4
Deferred Income Tax Benefits	35.9	36.2
Other Noncurrent Assets	77.5	85.8
Total Assets	$13,780.8	$13,921.0

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$627.5	$607.3
Dividends Payable	23.3	23.2
Accrued Compensation and Benefits	183.5	205.5
Accrued Interest	84.0	84.0
Other Accrued Expenses	282.6	281.7
Current Operating Lease Liabilities	40.1	38.5
Current Maturities of Long-Term Debt	23.8	24.1
Total Current Liabilities	1,264.8	1,264.3
Long-Term Debt	4,682.6	4,764.6
Deferred Income Taxes	732.3	752.6
Pension and Other Post Retirement Benefits	102.7	106.0
Noncurrent Operating Lease Liabilities	115.4	114.0
Other Noncurrent Liabilities	68.1	66.2
Equity:
Regal Rexnord Corporation Shareholders' Equity:
Common Stock, $0.01 par value, 150.0 Million Shares Authorized, 66.6 Million and 66.4 Million Shares Issued and Outstanding as of March 31, 2026 and December 31, 2025, Respectively	0.7	0.7
Additional Paid-In Capital	4,685.7	4,688.5
Retained Earnings	2,271.3	2,230.3
Accumulated Other Comprehensive Loss	(152.1)	(75.4)
Total Regal Rexnord Corporation Shareholders' Equity	6,805.6	6,844.1
Noncontrolling Interests	9.3	9.2
Total Equity	6,814.9	6,853.3
Total Liabilities and Equity	$13,780.8	$13,921.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$64.3	$57.5
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities (Net of Acquisitions and Divestitures):
Depreciation	37.3	40.1
Amortization	86.6	85.4
Noncash Lease Expense	11.7	10.9
Share-Based Compensation Expense	8.0	9.5
Financing Fee Expense	2.4	3.3
Loss (Gain) on Sale of Assets	0.5	(6.0)
Benefit from Deferred Income Taxes	(14.2)	(18.5)
Other Non-Cash Changes	0.7	0.7
Change in Operating Assets and Liabilities, Net of Acquisitions and Divestitures
Receivables	(58.4)	(0.6)
Inventories	(63.4)	(41.8)
Accounts Payable	23.0	41.6
Other Assets and Liabilities	(83.6)	(79.8)
Net Cash Provided by Operating Activities	14.9	102.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(17.4)	(16.8)
Proceeds Received from Sales of Property, Plant and Equipment	—	10.3
Proceeds Received from Sale of Businesses, Net of Cash Transferred	—	3.0
Net Cash Used in Investing Activities	(17.4)	(3.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings Under Revolving Credit Facility	558.4	411.5
Repayments Under Revolving Credit Facility	(390.6)	(389.7)
Proceeds from Long-Term Borrowings	850.0	—
Repayments of Long-Term Borrowings	(1,101.3)	(185.9)
Dividends Paid to Shareholders	(23.3)	(23.2)
Shares Surrendered for Taxes	(15.0)	(5.6)
Proceeds from the Exercise of Stock Options	6.4	0.4
Net Cash Used in Financing Activities	(115.4)	(192.5)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2.8)	5.5
Net Decrease in Cash and Cash Equivalents	(120.7)	(88.2)
Cash and Cash Equivalents at Beginning of Period	521.7	393.5
Cash and Cash Equivalents at End of Period	$401.0	$305.3

ADJUSTED DILUTED EARNINGS PER SHARE
Unaudited

	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
GAAP Diluted Earnings Per Share	$0.96	$0.86
Intangible Amortization	0.98	0.97
Restructuring and Related Costs (a)	0.12	0.18
Share-Based Compensation Expense	0.04	0.13
Transaction and Integration Related Costs (b)	0.06	0.08
Loss (Gain) on Sale of Assets	0.01	(0.07)
Adjusted Diluted Earnings Per Share	$2.17	$2.15

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)
For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs.

2026 ADJUSTED ANNUAL GUIDANCE
Unaudited
	Minimum	Maximum
GAAP Diluted Earnings Per Share	$5.18	$5.98
Intangible Amortization	3.91	3.91
Share-Based Compensation Expense	0.46	0.46
Restructuring and Related Costs (a)	0.41	0.41
Transaction and Integration Related Costs (b)	0.23	0.23
Loss on Sale of Assets	0.01	0.01
Adjusted Diluted Earnings Per Share	$10.20	$11.00

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	Primarily relates to integration costs associated with the Altra Transaction.

ORGANIC SALES GROWTH
Unaudited
(Dollars in Millions)
	Three Months Ended
	March 31, 2026
	Automation & Motion Control	Industrial Powertrain Solutions	Power Efficiency Solutions	Total Regal Rexnord
Net Sales Three Months Ended Mar 31, 2026	$457.1	$648.2	$373.8	$1,479.1
Impact from Foreign Currency Exchange Rates	(12.8)	(19.2)	(6.9)	(38.9)
Organic Sales Three Months Ended Mar 31, 2026	$444.3	$629.0	$366.9	$1,440.2

Net Sales Three Months Ended Mar 31, 2025	$396.3	$612.7	$409.1	$1,418.1
Net Sales from Businesses Divested	—	(0.6)	—	(0.6)
Adjusted Net Sales Three Months Ended Mar 31, 2025	$396.3	$612.1	$409.1	$1,417.5

Three Months Ended Mar 31, 2026 Net Sales Growth %	15.3%	5.8%	(8.6)%	4.3%
Three Months Ended Mar 31, 2026 Foreign Currency Impact %	3.2%	3.1%	1.7%	2.7%
Three Months Ended Mar 31, 2026 Divestitures %	—%	(0.1)%	—%	—%
Three Months Ended Mar 31, 2026 Organic Sales Growth %	12.1%	2.8%	(10.3)%	1.6%

ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
GAAP Income from Operations	$31.6	$35.1	$79.2	$81.7	$41.9	$42.9	$152.7	$159.7
Restructuring and Related Costs (a)	1.2	1.2	5.7	12.9	3.4	1.3	10.3	15.4
Transaction and Integration Related Costs (b)	1.1	1.4	3.2	4.1	0.7	1.4	5.0	6.9
Loss on Sale of Accounts Receivable (c)	1.0	—	1.5	—	1.3	—	3.8	—
Accounts Receivable Securitization Transaction Costs	—	—	0.1	—	—	—	0.1	—
Operating Lease Asset Step Up	—	—	0.2	0.2	—	—	0.2	0.2
(Gain) Loss on Sale of Assets	—	—	—	(6.0)	0.5	—	0.5	(6.0)
Adjusted Income from Operations	$34.9	$37.7	$89.9	$92.9	$47.8	$45.6	$172.6	$176.2

Amortization	$34.7	$33.9	$51.3	$49.9	$0.6	$1.6	$86.6	$85.4
Depreciation	11.5	11.6	16.9	18.6	8.9	8.9	37.3	39.1
Amortization of Internal Use Software	—	—	0.2	—	—	—	0.2	—
Share-Based Compensation Expense	2.5	3.4	3.7	3.8	1.8	2.3	8.0	9.5
Other Income (Expense), Net	(0.2)	(0.1)	0.1	(0.3)	(0.2)	(0.3)	(0.3)	(0.7)
Adjusted EBITDA	$83.4	$86.5	$162.1	$164.9	$58.9	$58.1	$304.4	$309.5

GAAP Operating Margin %	6.9%	8.9%	12.2%	13.3%	11.2%	10.5%	10.3%	11.3%
Adjusted Operating Margin %	7.6%	9.5%	13.9%	15.2%	12.8%	11.1%	11.7%	12.4%
Adjusted EBITDA Margin %	18.2%	21.8%	25.0%	26.9%	15.8%	14.2%	20.6%	21.8%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)
For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs.

(c)	Represents charges associated with the Securitization Facility.

ADJUSTED GROSS MARGIN
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Total Regal Rexnord
	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Gross Margin	$161.8	$158.1	$274.7	$257.5	$113.4	$112.0	$549.9	$527.6
Restructuring and Related Costs (a)	0.2	0.6	4.1	8.8	3.3	0.6	7.6	10.0
Operating Lease Asset Step Up	—	—	0.2	0.2	—	—	0.2	0.2
Adjusted Gross Margin	$162.0	$158.7	$279.0	$266.5	$116.7	$112.6	$557.7	$537.8

Gross Margin %	35.4%	39.9%	42.4%	42.0%	30.3%	27.4%	37.2%	37.2%
Adjusted Gross Margin %	35.4%	40.0%	43.0%	43.5%	31.2%	27.5%	37.7%	37.9%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

NET INCOME TO ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
Net Income	$64.3	$57.5
Plus: Income Taxes	12.2	15.5
Plus: Interest Expense	80.5	90.2
Less: Interest Income	(4.6)	(4.2)
Plus: Depreciation	37.3	39.1
Plus: Amortization	86.6	85.4
EBITDA	$276.3	$283.5
Plus: Restructuring and Related Costs (a)	10.3	15.4
Plus: Share-Based Compensation Expense	8.0	9.5
Plus: Transaction and Integration Related Costs (b)	5.0	6.9
Plus: Loss on Sale of Accounts Receivable (c)	3.8	—
Plus: Accounts Receivable Securitization Transaction Costs	0.1	—
Plus: Operating Lease Asset Step Up	0.2	0.2
Plus: Amortization of Internal Use Software	0.2	—
Plus: Loss (Gain) on Sale of Assets	0.5	(6.0)
Adjusted EBITDA	$304.4	$309.5

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)
For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs.

(c)	Represents charges associated with the Securitization Facility.

DEBT TO EBITDA
Unaudited
(Dollars in Millions)
Last Twelve Months
Mar 31, 2026
Net Income	$287.7
Plus: Income Taxes	68.4
Plus: Interest Expense	339.5
Less: Interest Income	(24.1)
Plus: Depreciation	151.6
Plus: Amortization	347.3
EBITDA	$1,170.4
Plus: Restructuring and Related Costs (a)	41.8
Plus: Share-Based Compensation Expense	35.9
Plus: Transaction and Integration Related Costs (b)	23.0
Plus: Loss on Sale of Accounts Receivable (c)	13.3
Plus: Accounts Receivable Securitization Transaction Costs	1.2
Plus: CEO Transition Costs	7.0
Plus: Operating Lease Asset Step Up	0.8
Plus: Amortization of Internal Use Software	0.2
Plus: Loss on Sale of Businesses	4.5
Plus: Loss on Sale of Assets	3.9
Adjusted EBITDA (d)	$1,302.0

Current Maturities of Long-Term Debt	23.8
Long-Term Debt	4,682.6
Total Gross Debt	$4,706.4
Cash and Cash Equivalents	(401.0)
Net Debt	$4,305.4

Gross Debt/Adjusted EBITDA	3.61

Net Debt/Adjusted EBITDA (d)	3.31

Interest Coverage Ratio (d)(e)	4.13

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	Primarily relates to integration costs associated with the Altra Transaction.
(c)	Represents charges associated with the Securitization Facility.
(d)	Synergies expected to be realized in the future are included in the calculation of EBITDA that serves as the basis for financial covenant compliance for certain of the Company's debt. The impact of the synergies the Company expects to realize within 18 months is as follows:

	Adjusted EBITDA	$1,302.0
	Synergies to be Realized Within 18 Months	38.0
	Adjusted EBITDA (including synergies)	$1,340.0

	Net Debt/Adjusted EBITDA (including synergies)	3.21

	Interest Expense	$339.5
	Interest Income	(24.1)
	Net Interest Expense	$315.4

	Interest Coverage Ratio (including synergies)(1)	4.25
	(1) Computed as Adjusted EBITDA (including synergies)/Net Interest Expense

(e)	Computed as Adjusted EBITDA/Net Interest Expense

FREE CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
Net Cash Provided by Operating Activities	$14.9	$102.3
Additions to Property Plant and Equipment	(17.4)	(16.8)
Free Cash Flow	$(2.5)	$85.5

ADJUSTED EFFECTIVE TAX RATE
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2026	Mar 31, 2025
Income before Taxes	$76.5	$73.0
Provision for Income Taxes	12.2	15.5
Effective Tax Rate	15.9%	21.2%

Income before Taxes	$76.5	$73.0
Intangible Amortization	86.6	85.4
Restructuring and Related Costs (a)	10.3	15.4
Share-Based Compensation Expense	8.0	9.5
Transaction and Integration Related Costs (b)	5.0	6.9
Accounts Receivable Securitization Transaction Costs	0.1	—
Operating Lease Asset Step Up	0.2	0.2
Loss (Gain) on Sale of Assets	0.5	(6.0)
Adjusted Income before Taxes	$187.2	$184.4

Provision for Income Taxes	$12.2	$15.5
Tax Effect of Intangible Amortization	21.2	20.9
Tax Effect of Restructuring and Related Costs	2.5	3.6
Tax Effect of Share-Based Compensation Expense	5.3	1.1
Tax Effect of Transaction and Integration Related Costs	1.2	1.6
Tax Effect of Loss (Gain) on Sale of Assets	0.1	(1.4)
Discrete Tax Items	—	0.1
Adjusted Provision for Income Taxes	$42.5	$41.4

Adjusted Effective Tax Rate	22.7%	22.5%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)
For 2026, primarily relates to integration costs associated with the Altra Transaction. For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs.